SCHEDULE 14A INFORMATION

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                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                           FILED BY THE REGISTRANT [X]
                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                            DISTINCTIVE DEVICES, INC.
                            -------------------------
                (Name of Registrant as Specified In Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies: ______

     2)   Aggregate number of securities to which transaction applies: _______

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined): ____________________________________

     4)   Proposed maximum aggregate value of transaction: __________________

     5)   Total fee paid: _______________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: _____________________________________

     2)   Form, Schedule or Registration Statement No: ________________

     3)   Filing Party: _______________________________________________

     4)   Date Filed: _________________________________________________

                                                                         AMENDED
                                                                     PRELIMINARY
                                                                          COPIES


                            DISTINCTIVE DEVICES, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                 ________, 2001

To the Shareholders of DISTINCTIVE DEVICES, INC.

     A Special Meeting of Shareholders (the "Special Meeting") of Distinctive Devices, Inc., a New York corporation (the "Company"), will be held on _______, 2001 at the offices of Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York, for the following purposes:

     1. To elect Sanjay Mody, Earl M. Anderson, Jr., Walter E. Freeman, Shrikant C. Mehta and William E. Walles as Directors.

     2. To approve an increase in the number of authorized shares of Common Stock to 50,000,000 shares and to change the par value to $0.001 per share, and to increase the number of authorized shares of Preferred Stock to 2,500,000 shares and to change the par value to $0.01 per share.

     3.   To ratify the adoption of the 2001 Stock Option Plan.

     4. To authorize the Board of Directors to effect a reverse stock split (falling within a range of one-for-three and one-for-four) of the outstanding Common Stock.

     5. To approve an amendment to the Certificate of Incorporation to eliminate certain liabilities of directors to the Company.

     6. To transact such other business as may properly come before the Special Meeting and any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on __________, 2001 are entitled to notice of and to vote at the Special Meeting and any adjournment or adjournments thereof.

                                        By Order of the Board of Directors,


                                        Earl M. Anderson, Jr.
                                        Secretary

___________, 2001

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, BUT WISH THEIR STOCK TO BE VOTED ON MATTERS TO BE PRESENTED TO THE MEETING, ARE URGED TO REVIEW THE ATTACHED PROXY STATEMENT PROMPTLY AND THEN COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID, ADDRESSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.


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                                                                         AMENDED
                                                                     PRELIMINARY
                                                                          COPIES


                            DISTINCTIVE DEVICES, INC.
                           ONE BRIDGE PLAZA, SUITE 100
                               FORT LEE, NJ 07024

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                                 PROXY STATEMENT

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                                  INTRODUCTION

     This Proxy Statement is furnished with respect to the solicitation of proxies by the Board of Directors of Distinctive Devices, Inc., a New York corporation (the "Company"), for the Special Meeting of Shareholders (the "Special Meeting") of the Company to be held at ____ a.m. on ___________, 2001 and at any adjournment or adjournments thereof, at the offices of Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York.

     The approximate date on which the Proxy Statement and form of proxy are intended to be sent or given to shareholders is ________, 2001.

     The expense of the solicitation of proxies for the Special Meeting, including the cost of mailing, will be borne by the Company. In addition to mailing copies of the enclosed proxy materials to shareholders, the Company may request persons, and reimburse them for their expenses with respect thereto, who hold stock in their names or custody or in the names of nominees for others to forward copies of such materials to those persons for whom they hold the Common Stock of the Company and to request authority for the execution of the proxies. In addition to the solicitation of proxies by mail, it is expected that some of the officers, directors and regular employees of the Company, without additional compensation, may solicit proxies on behalf of the Board of Directors by telephone, telefax and personal interview.


                      VOTING SECURITIES, VOTING AND PROXIES

RECORD DATE

     As of the close of business on ______________, 2001 (the "Record Date"), the date for determining the shareholders of record entitled to notice of and to vote at the Special Meeting and any adjournment or adjournments thereof, there were ______________ issued and outstanding shares of the Company's common stock, $.05 par value (the "Common Stock"). The holders of the Common Stock are entitled to one vote per share on all matters to be voted on at the Special Meeting. The presence at the Special Meeting of a majority of such shares, in person or by proxy, are required for a quorum. Any shareholder who submits a proxy, even though the shareholder abstains as to one or more proposals, or who is present in person, shall be counted for the purpose of determining if a quorum is present.


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VOTING

     Under New York law, (i) a plurality of the votes cast at the Special Meeting is necessary to elect directors, (ii) the affirmative vote of a majority of the votes cast is required to ratify the adoption of the 2001 Stock Option Plan (the "2001 Option Plan"), and (iii) the affirmative vote of the holders of at least a majority of the outstanding shares is required for the change in the Common Stock and the Preferred Stock, the approval of the proposed reverse stock split (the "Reverse Split") and the change in the liability of directors, each being a separate amendment to the Company's Certificate of Incorporation (the "Charter Amendments"). Broker "non-votes" and the shares as to which a shareholder abstains from voting are included for the purposes of determining whether a quorum of shares is present at the Special Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. A broker "non-vote" will have the effect of an AGAINST vote on Charter Amendments.

     At the Special Meeting ballots will be distributed with respect to each proposal to be voted upon to each shareholder (or the shareholder's proxy if not the management proxy holders) who is present and did not deliver a proxy to the management proxy holders or another person. The ballots shall then be tallied, one vote for each share owned of record, the votes being in three categories:
FOR, AGAINST or ABSTAIN, except in the case of the proposal to elect directors, the three categories will be, with respect to each director to be elected, FOR the director nominee, WITHHOLD AUTHORITY from voting FOR the director nominee or FOR another person to be elected as a director.


PROXIES

     The form of proxy solicited by the Board of Directors affords shareholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Special Meeting. Shares represented by the proxy will be voted and, where the solicited shareholder indicates a choice with respect to any matter to be acted upon, the shares will be voted as specified. If no choice is given, a properly executed proxy will be voted for the election of the nominated directors, for the ratification of the 2001 Option Plan, for each of the Charter Amendments, and as to any other matters that may properly come before the Special Meeting, at the discretion of the persons designated as proxies.

     Shareholders who execute proxies retain the right to revoke them by notifying the Company at any time before they are voted. Such revocation may be effected by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Secretary at the address of the Company's principal office set forth above in the introductory paragraph to this Proxy Statement or delivered to him at the Special Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.


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                SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) persons known to the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each director and nominee and (iii) by all directors and officers as a group:


                                          Amount and
                                          Nature of
Name and Address of                       Beneficial             Percent of
Beneficial Owner(1)                       Ownership(2)           Class
-------------------                       ------------           -----------

Sanjay Mody (3)                           _________ shares        ____%

Nina Mody (4)
35 Harvard Street
Cloister, NJ 07624                        _________ shares        ____%

EagleView Technologies, Inc. (5)          _________ shares        ____%
5030 Champion Blvd-PMB 271
Boca Raton, FL  33496

EagleView Properties, Inc. (5)
5030 Champion Blvd-PMB 271
Boca Raton, FL  33496                     _________ shares        ____%

Michael Paolini (5)                       _________ shares        ____%
5030 Champion Blvd-PMB 271
Boca Raton, FL  33496

Earl M. Anderson, Jr.                     _________ shares        ____%

Walter E. Freeman                         _________ shares        ____%

Shrikant C. Mehta                         _________ shares        ____%

William E. Walles                         _________ shares        ____%

James W. Wolff                            _________ shares        ____%

Directors and Officers                    _________ shares        ____%
as a group (___ persons)

------------------------
(1) Unless otherwise provided, the address is c/o Distinctive Devices, Inc., One Bridge Plaza, Fort Lee, New Jersey 07024.

(2) Unless otherwise noted, all persons named in the tables have sole voting and investment power with respect to all shares owned by them.

(3) Includes ____ shares underlying a proxy granted to Mr. Mody from Technologies. Does not include (i) shares owned by his wife, Nina Mody, as to which shares he disclaims any beneficial ownership or (ii) 750,000



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     shares underlying a stock option granted under the 2001 Option Plan which
     Plan is subject to shareholder approval; see Proposal 3.

(4) Does not include shares owned by her husband, as to which shares she disclaims any beneficial ownership.

(5) EagleView Properties, Inc. ("Properties"), a Florida corporation, owns _____% of the outstanding common stock of Eagle View Technologies, Inc. ("Technologies"). Michael Paolini owns 68% of Properties' outstanding shares and his wife, Kimberly Paolini, owns 32%. He is a director and President of Properties and Technologies. Mr. Paolini, by reason of his ability to control the voting of the Company shares held by Technologies, may be deemed to be the beneficial owner of the Company shares held by Technologies. Mr. Paolini disclaims beneficial ownership of Properties' shares owned by his wife. Further, they each disclaim ownership of the Common Stock of the Company deemed to be beneficially owned by Properties.



                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

INFORMATION ABOUT NOMINEES

     Five directors will be elected at the Special Meeting. The Company currently has six directors, five of whom are management nominees. James W. Wolff, a current director, is not standing for election. As of the Special Meeting the number of directors will be decreased to five persons. Each nominee is a member of the current Board of Directors.

     The enclosed proxy, unless otherwise specified, will be voted to elect as directors the nominees named below. Each director elected at the Special Meeting will serve until the next Annual Meeting of Shareholders and until his successor is duly elected and qualified. All nominees have consented to serve as directors. If a nominee should not be available for election as contemplated, the management proxy holders will vote for a substitute designated by the current Board of Directors.

     The following table sets forth certain information, as of the Record Date, concerning the nominees for election as directors of the Company. For information as to the shares of the Common Stock held by each nominee, see the section "Security Ownership of Certain Beneficial Holders and Management" elsewhere in this Proxy Statement.

                         Age as of       Director    Other Position(s)
Nominee                  Record Date     Since       With Company
-------                  -----------     ------      ------------

Sanjay Mody              43              2000        Chief Executive Officer,
                                                     President, Chief Financial
                                                     Officer and Treasurer

Earl M. Anderson, Jr.    76              1982        Secretary

Walter E. Freeman        76              1983

Shrikant C. Mehta        57              2001

William E. Walles        40              2001


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



     Mr. Mody became CEO and CFO of the Company on May 15, 2001, and has been a director since March 2000. Since March 2000, he has been an active investor in several technology companies and headed Webpulse Consulting, Inc., until October 2001, when the Company acquired Webpulse; see "Related Transactions" below. Prior thereto, he served for four years as Vice President of Laidlaw Global Securities in New York City. He also serves as a director of Caprius, Inc. (OTCBB), a manufacturer of diagnostic test kits.

     Mr. Anderson has been an independent management consultant for the past 35 years. He served as the Company's President from 1978 to 1999 and since 1999 he has been Secretary. He is also a director of Sunair Electronics, Inc., a manufacturer and provider of high frequency radio communications systems. He holds B.S. and J.D. Degrees from Northwestern University and is a retired member of the Illinois Bar.

     Mr. Freeman served as Vice President of the International Bank of Washington until 1993. During a 30-year tenure, he was President of Bank subsidiaries engaged in consumer credit, property and casualty insurance and industrial lending and investments. More recently, he has served as a consultant to the Bank, to commercial banks and financial services companies. He holds a Bachelors Degree from the American Institute of Business.

     Mr. Mehta is the founder and has been CEO of Combine International, Inc., a manufacturer and distributor of fine jewelry, since 1974, and Internet Operations Center, Inc., a provider of web hosting and Internet professional services, since 1997. He has also founded other companies, including Inknowvator, Inc., I*Logic, Inc., POM Group, Inc. and Lenderlive.com. He serves as a director of these, and other, corporations. He also serves as a director of Caprius, Inc. He holds Bachelor and Master Degrees in Electronics from Case Institute of Technology and Wayne State University, respectively.

     Mr. Walles founded VIEWige in 2001, which is a general contractor providing services to large corporations seeking to fulfill their Internet objectives. From 1999 to 2001, he served as President of Internet Operations Center, Inc. and, from 1995 to 1998, he served in advanced technology manufacturing assignments with Ford Motor Company. He holds a B.S. Degree in Mechanical Engineering from Michigan State University and a M.S. Degree in Engineering Management from Wayne State University.

     Mr. Mehta is the uncle of Mr. Mody. There are no other family relations among the officers and directors.

EXECUTIVE COMPENSATION

     During each of the three fiscal years ended December 31, 2000, no executive officer of the Company received compensation in an amount exceeding $100,000.

     On May 15, 2001, Sanjay Mody became President and Chief Executive Officer of the Company at a base compensation of $108,000 per annum. Subject to shareholder approval of the 2001 Option Plan (see Proposal 3 herein), he was granted an option to purchase 750,000 shares of Common stock at an exercise price of $0.15 per share (the then market price) vesting as to one-third the shares six months from grant assuming shareholder approval of the Plan, and one-third on each of the first and second anniversary dates of the grant, and expiring in five years. The Company is currently negotiating a long-term employment agreement with Mr. Mody.


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


     Mr. Anderson receives $3,000 per month for the performance of administrative and corporate services to the Company.

     The Company is authorized to pay to each non-employee the amount of $1,000 for each Board or Committee meeting attended in person (plus reimbursement of travel expenses) or $500 for each telephonic meeting. During the 2000 fiscal year, an aggregate of $4,000 was paid to the non-employee directors.

BOARD MEETINGS AND COMMITTEES

     During fiscal year 2000, four board meetings were held at which all directors were present. Other matters requiring board action were taken by the unanimous written consent of directors, in lieu of a meeting.

     In July 2001, the Board of Directors established a Compensation Committee and designated Messrs. Anderson, Mehta and Walles as its members. This Committee will recommend the compensation for the executive officers and administer the 2001 Option Plan.

RELATED TRANSACTIONS

     On October 31, 2001, the Company acquired all of the outstanding capital stock of Webpulse Consulting, Inc. ("Webpulse") for 1,770,000 shares of the Company's Common Stock. Mr. Mody was a founder and is President and sole director of Webpulse and his wife is Secretary and was a principal shareholder of Webpulse for which she received 1,100,000 shares of the Company's Common Stock upon the acquisition. Webpulse is engaged primarily in website and portal software design and the operation of GEMBEX, an online website for manufacturers and suppliers of materials used in the creation of jewelry permitting them an alternative means of buying, selling or otherwise transacting business among themselves. The Company did not obtain a third party opinion regarding the fairness of the financial terms of the Webpulse transaction.

     In September 2001, the Company entered into a distribution agreement with Real Time Access, Inc. ("RTA") whereby the Company was granted exclusive marketing rights in Bulgaria, Russia, Turkey and Ukraine for the sale to telephone companies of RTA's high speed voice and data access products. Mr. Mody is a director of RTA.



                                   PROPOSAL 2

                  INCREASE IN AUTHORIZED SHARES OF COMMON STOCK
                               AND PREFERRED STOCK





PROPOSAL

     The Company has authorized 20,000,000 shares of Common Stock, $.05 par value, of which 19,134,824 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, $1.00 par value, none of which is outstanding. The Company needs additional authorized shares of Common Stock to fulfill its future needs for capital raising, option exercises, acquisitions and other corporate purposes, even assuming shareholder approval of the Reverse Split; see Proposal
4. Management therefore proposed an amendment to the Company's Certificate of Incorporation (i) to increase the number of authorized shares of Common Stock to 50,000,000 shares and to decrease the par value to $0.001 per share, and (ii) to increase the number of authorized shares of Preferred Stock to 2,500,000 shares



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and to decrease the par value to $0.01 per share. The failure of shareholders to approve this proposal would create severe hardship for future operations of the Company.

BACKGROUND

     The Company has authorized 1,000,000 shares of Preferred Stock, $1.00 par value, none of which is issued or outstanding. The shares of Preferred Stock may be issued having such preferences and rights as the Board of Directors of the Company may designate at the time of issuance, including having anti-takeover provisions. Frequently, opportunities arise that require prompt action, and the Board of Directors believes that the delay necessary for shareholder approval of a specific issuance would be a detriment to the Company and its shareholders. The Board of Directors does not intend to issue any Preferred Stock except on terms which the Board of Directors deems to be in the best interests of the Company and its then existing shareholders.

     The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

     Holders of shares of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors from funds legally available therefore, subject to any preferred or contemporaneous dividend on any outstanding series of Preferred Stock. Management does not intend to declare cash dividends on the Common Stock in the foreseeable future.

     The Company presently has 865,176 shares of Common Stock remaining available for issuance. The Company needs additional working capital which it is seeking to raise through a placement (the "Placement") of convertible debt and equity securities. The Company desires to have shares of Common Stock available for the exercise of any options which may be declared under the 2001 Option Plan (see Proposal 3), and any other compensatory arrangements established in the future In addition, the Company is investigating some acquisition prospects for which all or a portion of the consideration may be paid in Common Stock. The growth of the Company is dependent on its ability to have sufficient available authorized capital stock. In light of the recent low market price of the Common Stock, management believes that a considerable number of shares should be authorized. Although future issuances of capital stock may be dilutive to current shareholders, such issuances are integral to the Company having the means to seek to fulfill its objectives.

     The change in the par value from $.05 per share to $.001 per share is needed as the recent market price of the Company's Common Stock on the OTC Bulletin Board was $0.07 per share. The concept of par value is no longer critical, as evidenced by some states changing their corporate laws to eliminate the par value concept. By reducing the par value, the Company would be able to issue Common Stock and also Preferred Stock at prices reflective of the current market price, as determined in good faith by the Board of Directors. The change in par value would have no effect on the rights of the Common Stock or the Preferred Stock other than the minimum amount per share the Company may receive upon the issuance of authorized but unissued shares.



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



     In determining the amount for the increase in the number of authorized shares of Common Stock, the Board assumed that the Reverse Split would be approved and implemented. However, should shareholders reject the Reverse Split Proposal, the amount of available shares of capital stock would be substantially lower that what was anticipated, thereby requiring the Board to seek a further increase at the next shareholders meeting, which could affect the ability of the Company to engage in certain transactions until the authorized capital stock is further increased.

     If the proposed amendment is approved by the shareholders, generally no further shareholder approval would be required for the issuance of the authorized shares of Common Stock or Preferred Stock, unless required by law or by the rules of any national securities exchange or automated quotation system on which the Common Stock may then be listed. The Common Stock is not presently listed on any national securities exchange or automated quotation system. The OTC Bulletin Board is not considered an automatic quotation system. However, upon becoming eligible to list the Common Stock on an exchange or quotation system, management would proceed to secure such listing. Management has no plans to issue any shares of its Common Stock or Preferred Stock except to the extent previously disclosed herein.

RECOMMENDATION

     Management believes it is essential that the Company have a sufficient number of authorized but unissued shares of Common Stock and Preferred Stock in order to meet its business objectives for the benefit of shareholders as the current available shares of Common Stock is insufficient.

     The Board of Directors unanimously recommends a vote "FOR" approval of the Charter Amendment for the increase in the number of authorized shares of Common Stock and Preferred Stock and the reduction in the par value thereof.



                                   PROPOSAL 3

                     RATIFICATION OF 2001 STOCK OPTION PLAN

GENERAL

         The Board of Directors of the Company has unanimously approved for submission to a vote of the shareholders a proposal to ratify the adoption of 2001 Stock Option Plan covering 2,000,000 shares of Common Stock reserved for issuance pursuant to the exercise of options granted thereunder. A copy of the 2001 Stock Option Plan is attached to this Proxy Statement as Exhibit A, and statements herein regarding the Plan are qualified by reference to the complete Plan.

     The Board of Directors believes that the 2001 Option Plan should be of benefit in attracting and retaining key employees, directors and consultants and in acquiring companies whose employees are presently covered by stock options.

     As of the Record Date, stock options to purchase 750,000 shares of Common Stock under the 2001 Option Plan have been granted subject to shareholder ratification of the Plan, and were outstanding, all of which were granted to one executive officer of the Company, and no options have been exercised (see Proposal 1 -- "Election of Directors -- Executive Compensation"). There are no other stock options outstanding to purchase shares of the Company's Common Stock. Assuming the Company implements a Reverse Split (see Proposal 4), the number of shares of Common Stock subject to the 2001 Option Plan would be reduced to the same extent as the reduction in the outstanding shares of Common Stock.



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


PURPOSES OF THE 2001 OPTION PLAN

     The purposes of the 2001 Option Plan are to (i) provide incentives to certain directors, officers, employees and other persons who perform services on behalf of the Company and any subsidiaries of the Company by providing them with opportunities to purchase Common Stock in the Company pursuant to options granted thereunder which qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO") or which do not qualify as ISOs ("Non-Qualified Option" or "NQSO") and (ii) to individuals who are directors but not also employees of the Company and the subsidiaries ("Non-Employee Directors"), and to individuals who are independent contractors, or consultants to the Company or its subsidiaries, by providing them with opportunities to purchase Common Stock pursuant to NQSOs.

ADMINISTRATION

     The 2001 Option Plan is administered by the Compensation Committee (the "Committee"), each member of which is a Non-Employee Director within the meaning of Rule 16b-3 or any successor provision under the Exchange Act, or the whole Board of Directors. The Committee has authority (i) to select the individuals who are to be granted options from among those eligible to participate in the Option Plan, (ii) to establish the number of shares which may be issued under each option, (iii) to determine at what time options may be granted, (iv) to determine the exercise price of shares subject to each option, (v) to determine the time at which each option shall be come exercisable and the duration of the exercise period, (vi) to determine whether restrictions are to be imposed on shares subject to options and the nature of such restrictions, if any, and (vii) to interpret the Option Plan and prescribe and rescind rules and regulations relating to it.

ELIGIBILITY

     Options may be granted only to (i) individuals who are employees of the Company and its subsidiaries, including officers and directors who are also employees at the time the Option is granted, (ii) Non-Employee Directors, and
(iii) any other persons who perform services for or on behalf of the Company and its subsidiaries, affiliates or any entity in which the Company has an interest, or who are deemed by the Board of Directors to be in a position to perform such services in the future. Options that constitute ISOs may only be granted to employees described in clause (i) above, and Non-Employee Directors shall only be granted NQSOs. No option shall be granted pursuant to the Plan after October __, 2011.

OPTION PRICE AND TERMS

     Options granted under the 2001 Stock Option Plan may be either ISOs or NQSOs. The option price of each share of Common Stock subject to an option will be fixed by the Committee but shall not be less than the fair market value of the Common Stock on the date of grant of the option, defined as the average bid and ask price over the prior five days' trading. An option designated as an ISO is intended to qualify as such under Section 422 of the Code. Thus, the aggregate fair market value, determined at the time of grant, of the shares with respect to which ISO's are exercisable for the first time by an individual during any calendar year may not exceed $100,000. NQSOs are not subject to this requirement. Certain adjustments in the option price may be made for extraordinary dividend distributions. The Committee determines the option period, provided it is not longer than five years, in the case of ISOs granted to employees who hold 10% of the outstanding stock of the Company, 10 years in the case of ISOs generally, or 10 years, in the case of NQSOs, subject to earlier termination, the vesting period and the payment terms. In the event of termination of employment, the Optionee may exercise his options at any time within one year of the termination, but in no event later than the expiration date of the option; however, if the employee is terminated "for cause," the


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option expires immediately. All options vest immediately upon a "change of control" of the Company. Upon exercise of an option, payment for shares may be made in cash, or, if the option agreement so provides, in shares of Common Stock calculated based upon their fair market value as of the date of their delivery or, a combination of stock and cash.

TRANSFERABILITY

     Options granted under the 2001 Stock Option Plan are not assignable or transferable by the Optionee otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order or Title I of the Employee Retirement Income Security Act or (iii) with respect to NQSOs, to a spouse or lineal descendant of the optionee. Options are exercisable during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative.

TERMINATION, SUSPENSION OR MODIFICATION OF THE 2001 STOCK OPTION PLAN

     The Board of Directors may terminate, suspend, or modify the 2001 Stock Option Plan at any time but may not, without authorization of the Company's stockholders, effect any change which under Section 16(b) of the Securities Exchange Act of 1934, as amended, applicable state corporation law or tax law, or the rules of any national securities exchange or national quotation system on which the Common Stock is then listed or traded requires the prior approval of stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     A participant under the 2001 Option Plan does not realize income for federal income tax purposes as a result of (i) the grant of an ISO under the 2001 Option Plan or (ii) the exercise of an ISO under the 2001 Option Plan. The Company is not entitled to a federal income tax deduction upon the grant or exercise of an ISO. Long-term capital gains tax rates will apply to the gain (excess of the amount received for the shares over the amount paid for the shares) at the time that the participant disposes of the shares provided that certain holding requirements discussed below are met. The spread between the exercise price and the fair market value of the transferred shares at the time of the exercise of an ISO is included in alternative minimum taxable income subject to the alternative minimum tax for the taxable year in which such transfer occurs. If the shares are disposed of in the same taxable year and the amount realized is less than that fair market value at the time of exercise, the amount included in the alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

     The availability of the income tax treatment discussed in the foregoing paragraph is subject to two conditions. First, the participant must continue to be an employee of the Company or a parent or subsidiary of the Company at all times during the period beginning on the date that the ISO was granted and ending (with exceptions for disability and death) on the date three months before the option is exercised. Second, such income tax treatment is available only if the participant does not dispose of the shares acquired pursuant to the exercise of the ISO (i) within two years from the date of granting of the option nor (ii) within one year after the shares were issued pursuant to the exercise of the option. If the participant disposes of the shares prior to the expiration of the required holding period, the participant realizes ordinary income in the year of disposition and the same amount is then deductible by the Company.

     A participant realizes no income as a result of the grant of a NQSO under the 2001 Option Plan. However, a participant realizes ordinary income upon the exercise of the NQSO (or at the later date described below) equal to the excess of the fair market value of the shares at the time of exercise (or at such later date) over the option exercise price. The Company is not entitled to a federal income tax deduction upon the grant of the NQSO, but upon transfer of the shares to such participant upon its exercise (or at the later date described below) an amount corresponding to the participant's taxable income becomes deductible by the Company. The amount of income recognized at the time of exercise is added to the option price to determine the participant's basis in the shares, and any further appreciation upon ultimate sale of the shares is taxable as short- or long-term capital gains (with the holding period measured from the date of exercise). If the shares received upon exercise are not transferable and are subject to a substantial risk of forfeiture, the realization of compensation income is postponed until the earlier of the lapse of the forfeiture restrictions or the making of an "IRC 83(b) election." For such purposes, potential liability by Company insiders under securities laws with respect to short swing trading constitutes a substantial risk of forfeiture. Where other shares of stock have been purchased within six months of exercise of the option, recognition of the compensation attributable to such exercise may be postponed for a period of six months from the date of purchase of such other shares of stock due to such liability.

     THE FOREGOING SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION LAWS UPON THE OPTIONEE OR PURCHASER AND THE COMPANY IN CONNECTION WITH THE 2001 OPTION PLAN DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

RECOMMENDATION


     The Board of Directors unanimously recommends a vote "FOR" ratification of the 2001 Stock Option Plan.


                                   PROPOSAL 4




     AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT (ANY ONE FALLING WITHIN A RANGE BETWEEN AND INCLUDING A ONE-FOR-THREE AND A ONE-FOUR, REVERSE STOCK SPLIT) OF THE COMPANY'S OUTSTANDING COMMON STOCK, DEPENDING UPON A DETERMINATION BY THE BOARD THAT A REVERSE STOCK SPLIT IS IN THE BEST INTERESTS OF THE COMPANY AND THE SHAREHOLDERS


BACKGROUND

     The Board of Directors authorized, subject to shareholder approval, a Reverse Split (any one falling within a range between and including a one-for three and a one-for-four split) of the Company's outstanding Common Stock that may be effected by the Board depending on market conditions. The intent of the Reverse Split is to increase the marketability and liquidity of the Common Stock.

     If the Reverse Split is approved by the shareholders at the Special Meeting, the Board of Directors will select the ratio, which shall fall within a range between and including a one for-three and a one-for four, which, in its judgment, would result in the greatest marketability and liquidity of the Common Stock, based upon prevailing market conditions, on the likely effect on the market price of the Common Stock and other factors deemed relevant.

     If approved by the shareholders, the Reverse Split would become effective on any date (the "Effective Date") selected by the Board of Directors on or prior to the Company's next meeting of shareholders. If no Reverse Stock Split is effected by such date, the Board of Directors will take action to abandon the Reverse Stock Split. The procedures for the consummation of the Reverse Stock Split are attached hereto as Exhibit B.

     The primary reasons for the Reverse Stock Split are to permit the Company to have sufficient authorized but unissued shares of Common Stock for future issuance and to try to increase the per share price in order to facilitate trading activity in the Common Stock.

     There are presently 20,000,000 shares of Common Stock authorized of which 19,134,824 shares are issued and outstanding. The Company is committed to issue or reserve for issuance shares for the Placement and 1,500,000 shares assuming shareholders ratify the adoption of the 2001 Option Plan, see Proposal 3. The Company also desires to have additional authorized shares for future capital raising, acquisitions and other options, although there are no current plans for any such issuances other than described above and options under the 2001 Option Plan.

     In the event this Proposal is not adopted, the Company would be compelled to seek approval at the next shareholders meeting of an increase in the authorized shares of capital stock beyond the increase sought in Proposal 2, and may have to postpone implementation of certain corporate transactions pending approval of a further increase in the authorized capital stock.

PURPOSES AND EFFECTS OF A REVERSE SPLIT

     Consummation of the Reverse Split will not alter the number authorized shares of Common Stock, which will remain 20,000,000 shares, $.05 par value, assuming Proposal 2 is not approved. Consummation of the Reverse Split will not have any federal tax consequences to shareholders.

     The Common Stock is listed for trading on the OTC Bulletin Board under the symbol DDEGV. On the Record Date, the reported closing price of the Common Stock on the OTC Bulletin Board was $0.__ per share.

     The Board believes that the current per share price of the Common Stock limits the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from the Reverse Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by such Reverse Split.

     The Reverse Stock Split would have the following effects upon the number of shares of Common Stock outstanding and the number of authorized and unissued shares of Common Stock (assuming that no additional shares of Common Stock are issued by the Company after the Record Date). The following examples are not exhaustive of all possible Reverse Splits that fall within the Board approved range, and are only intended for illustrative purposes.

                             Common                                  Unissued and
Reverse Stock Split    Stock Outstanding    Reserved Shares*    Authorized Common Stock**
-------------------    -----------------    ----------------    -------------------------
     Current               19,134,824          2,000,000                 865,176
     1 for 3                6,378,275            666,667              13,121,725
     1 for 4                4,783,706            500,000              14,841,294

     At the Effective Date, each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be reclassified as and changed into the appropriate fraction of a share of the Company's Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common Stock. No certificates or scrip representing fractional share interests in the New Common Stock will be issued. Instead, any fractional share interest will be adjusted either upward or downward to the nearest whole share.

RECOMMENDATION

     The Board of Directors unanimously recommends that the shareholders vote "FOR" approval of the reverse split.


                                   PROPOSAL 5

                     AMENDMENT TO LIMIT DIRECTORS LIABILITY

PROPOSAL

     Management has authorized, subject to shareholder approval, an amendment (the "Amendment") to limit the personal liability of members of the Board of Directors to the Company or any of its shareholders resulting from breaches of the directors' fiduciary duties under certain circumstances. This limitation on directors' liability was first permitted under New York law subsequent to the Company's formation and has become quite common in the certificates of incorporation of New York corporations. The proposed amendment would add a new Article SEVENTH to the Company's Certificate of Incorporation as follows:


          "No director shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, except that this provision shall not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to such director establishes that such director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that such director's acts violated Section 719 of the Business Corporation Law, nor shall this provision eliminate or limit the liability of any director for any act or omission prior to the adoption of this provision.


------------------------
*    Includes shares reserved under the 2001 Option Plan.

** Excludes reserved shares, and does not assume shareholders approval of the increase in the authorized capital stock

          Any repeal or modification of this Article SEVENTH shall not increase the personal liability of any director of the Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          The provisions of this Article SEVENTH shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this Article SEVENTH."

REASONS FOR AMENDMENT

     In 1987, New York amended the New York Law adding Section 402(b) to permit the limitation on liabilities of directors as proposed in the Amendment. The New York provision is similar to provisions enacted at that time in the corporation laws of other states. This limitation of liability must be set forth in a corporation's certificate of incorporation. Corporations formed after the effective date of Section 402(b) could insert the limitation provision in their initial certificate of incorporation, while pre-existing corporations have to obtain shareholder approval to amend their certificates of incorporation to add the provision. The Company was incorporated in 1961, so a charter amendment is required for the provision to apply to the Company's directors.

     In the late 1980s, New York and other states amended their corporation laws as a response to substantial increases in premium costs and reductions in coverage for directors' liability insurance policies. The proliferation of stockholder derivative suits for breaches of directors' fiduciary duty caused the insurance carriers to change their directors' liability policies. In an effort to obtain and to maintain qualified directors, most public companies have included in their charters the limitation on directors' liability in accordance with their state of formation.

     The statutorily permitted limitation would allow only monetary liability of the directors to be eliminated or limited as provided for in the Amendment. The Amendment would not relieve a director of liability for breaches of his fiduciary duty of loyalty, if his acts or omissions were in bad faith or involved a knowing violation of law or he had personally gain a financial profit or other advantage to which he was not legally entitled or he violated the statutory provisions governing payment of dividends, share repurchases, liquidating distributions or loans to directors. Moreover, the limitation would not be applicable for acts done prior to the adoption of the proposed Amendment. No suits are currently pending or, to the knowledge of the Company, threatened against the directors alleging a violation of their fiduciary duties to the Company or the shareholders. The proposed Amendment to the Company's Certificate of Incorporation does not have any effect on the remedies of stockholders under the federal securities laws.

     RECOMMENDATION

     The Board of Directors believes that the impact of the Amendment on the ability of the Company to retain experienced and qualified independent directors could be large. Although recognizing that they could have a personal interest in these matters, the Board of Directors strongly urges its approval. The Board of Directors unanimously recommends a vote "FOR" approval of the Amendment to the Certificate of Incorporation as stated in this Proposal.

                STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Shareholders who desire to submit proposals for inclusion in the Company's proxy statement for the 2002 Annual Meeting of Stockholders of the Company must submit such proposals to the Secretary of the Company at the Company's principal executive offices by ________, 2002. Nothing in this paragraph shall be deemed to require the Company to hold a 2002 Annual Meeting upon the anniversary date of the 2001 Special Meeting or to include in its proxy statement and proxy relating to any such 2002 Annual Meeting any shareholder proposal that does not meet the requirements for including in effect at such time.


                                 OTHER BUSINESS

     Management is not aware of any matters to be presented at the Special Meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the Special Meeting, or any adjournment or adjournments thereof, the enclosed proxy confers upon the persons entitled to vote the shares represented by such proxies, discretionary authority to vote the same in respect to any such other business in accordance with their best judgment in the interest of the Company.


                                        By Order of the Board of Directors


                                        Earl M. Anderson, Jr.
                                        Secretary


___________, 2001

                                   EXHIBIT B:


                             THE REVERSE STOCK SPLIT

RESOLVED, that, prior to the Company's next meeting of shareholders, on the condition that no other amendment to the Company's Certificate of Incorporation shall been filed subsequent to _______________ 2002 effecting a reverse stock split of the Common Stock, Article IV of the Company's Restated Articles of Incorporation be amended by addition of the following provision:

     Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Company's Common Stock, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified and changed, pursuant to a reverse stock split, into any fraction thereof falling within a range between and including one-for-three and one-for-four of a share of the Company's outstanding Common Stock (the "New Common Stock"), depending upon a determination by the Board of Directors that a reverse stock split is in the best interests of the Company and the shareholders. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward or downward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that share issuance for fractional shares to any one person shall not exceed one share. If any new Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise be in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Certificate of Incorporation effecting a Reverse Stock Split, notwithstanding authorization of the proposed amendment by the shareholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the shareholders.

                                                                     PRELIMINARY
                                                                          COPIES


                    DISTINCTIVE DEVICES, INC. SPECIAL MEETING
                        TO BE HELD ON ____________, 2001


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of DISTINCTIVE DEVICES, INC., a New York corporation (the "Company"), acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, dated ___________, 2001, and hereby constitutes and appoints Sanjay Mody and Earl M. Anderson, Jr., or either of them acting singly in the absence of the other, with the power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Special Meeting of Shareholders of the Company to be held on ______________, 2001, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

     The undersigned hereby instructs said proxies or their substitutes:

     1. Election of five persons nominated by the Board of Directors to serve as Directors as indicated below:

     FOR all nominees listed below: [ ] (except as indicated)

     WITHHOLD AUTHORITY to vote for all nominees listed below: [ ]

     NOMINEES: Sanjay Mody, Earl M. Anderson, Jr., Walter E. Freeman, Shrikant
C. Meha and William E. Walles

(INSTRUCTION:  To withhold authority to vote for any individual nominee or nominees, write such nominee's or nominees' name(s) in the space provided below.)

     2. Approve an increase in the authorized shares of Common Stock and Preferred Stock and a decrease in the par value thereof.

               FOR [  ]            AGAINST [  ]             ABSTAIN [  ]

     3.   Ratify the adoption of the Company's 2001 Stock Option Plan.

               FOR [  ]            AGAINST [  ]             ABSTAIN [  ]

     4. Approve a reverse stock split within a range of one-for-three and one-for-four.

               FOR [  ]            AGAINST [  ]             ABSTAIN [  ]

     5. Approve an amendment to the Certificate of Incorporation to eliminate certain liabilities of directors of the Company.

               FOR [  ]            AGAINST [  ]             ABSTAIN [  ]

     6. Upon such other matters as may properly come before the Meeting or any adjournment or adjournments thereof

     This Proxy when properly executed will be voted as directed. If no direction is indicated, this Proxy will be voted FOR the election of the five named individuals as directors, FOR the other proposals.

                      PLEASE SIGN, DATE AND MAIL THIS PROXY
                      IMMEDIATELY IN THE ENCLOSED ENVELOPE.



                              Name ___________________________



                              Name (if joint) ________________________________


                              Date  _____________, 2001

                              Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.